United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 28, 2010
(December 27, 2010)

ISORAY, INC.
(Exact name of registrant as specified in its charter)

Minnesota	001-33407	41-1458152
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
(Address of principal executive offices) (Zip Code)

(509) 375-1202
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On November 22, 2010, IsoRay, Inc., a Minnesota corporation (the "Company"), entered into a Securities Purchase Agreement (the "Agreement") with a certain purchaser identified on the signature pages thereto (the "Buyer").  Pursuant to the terms of the Agreement, the Company sold (the "Offering") to the Buyer, in a registered offering, an aggregate of 2,250,000 shares of the Company's common stock, par value $0.001 per share (the "Shares").  As part of the transaction, the Buyer also received four series of warrants (collectively, the "Warrants") - (i) Series A Warrants in an amount equal to $500,000 divided by the lower of $1.50 and 90% of the average of the 3 lowest volume weighted average prices out of the 15 trading days preceding the exercise date (with a floor of $0.75 for a maximum of 666,667 shares of common stock issuable upon exercise of the Series A Warrants); (ii) Series B Warrants in an amount equal to 25% of the number of shares of common stock issued at the Closing, or Series B Warrants exercisable for 562,500 shares of common stock; (iii) Series C Warrants in an amount equal to 125% of the number of shares of common stock issued at the Closing, or Series C Warrants exercisable for 2,812,500 shares of common stock; and (iv) Series D Warrants in an amount equal to 125% of the number of shares of common stock issued at the Closing, or Series D Warrants exercisable for 2,812,500 shares of common stock but the Series D Warrants will only be exercisable to the extent that any of the Series C Warrants may not be exercised due to NYSE AMEX shareholder approval requirements limiting the number of overall below-market securities issuable to no greater than 4,418,026 shares of common stock.  As a result of this limitation, the total number of Series A, B and C Warrants that may be issued will not exceed Warrants exercisable for an aggregate of 2,168,026 shares of common stock, and Series D Warrants are expected to be issued to purchase 1,873,641 shares of common stock, assuming the Series A Warrants are exercisable for the maximum number of shares of common stock.

The Company and the Buyer have elected to amend and restate the Series A and Series C Warrants pursuant to an Amendment Agreement entered into between the parties as of December 27, 2010 (the "Warrant Amendment Agreement").  The amended and restated Series A and Series C Warrants (collectively, the "Amended Warrants") to be revised pursuant to the Warrant Amendment Agreement contain the following revisions – (i) the Series A Warrant's expiration date is extended from 90 days to 120 days; (ii) the Series C Warrant's anti-dilution provisions are deleted and replaced with a prohibition on dilutive issuances without the warrant holder's consent; and (iii) the Series C Warrant's provision requiring payment of a cash fee upon failure to timely deliver the warrant shares has been deleted.

The Amended Warrants remain registered pursuant to the Company's shelf registration statement (the "Registration Statement") on Form S-3 (File No. 333-162694), which became effective on November 13, 2009, and the prospectus supplements filed on November 24, 2010 and December 28, 2010.

The foregoing summaries of the amendments to the Warrants do not purport to be complete and are qualified in their entirety by reference to the Warrant Amendment Agreement and Forms of the Amended and Restated Series A and C Warrants, copies of which are attached as exhibits to this Current Report on Form 8-K. The Warrant Amendment Agreement contains representations and warranties that the parties made solely for the benefit of each other, in the context of all of the terms and conditions of the Warrant Amendment Agreement. Accordingly, other investors and stockholders may not rely on such representations and warranties. Furthermore, such representations and warranties are made only as of the date of the Warrant Amendment Agreement. Information concerning the subject matter of such representations and warranties may change after the date of the Agreement, and any such changes may not be fully reflected in the Company's reports or other filings with the SEC.

ITEM 9.01  Financial Statements and Exhibits.

(d)	Exhibits

4.24	Form of Amended and Restated Series A Warrant

4.25	Form of Amended and Restated Series C Warrant

10.65	Amendment Agreement dated as of December 27, 2010, by and among IsoRay, Inc. and the investor that is a signatory thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 28, 2010

IsoRay, Inc., a Minnesota corporation

By:	/s/ Dwight Babcock
Dwight Babcock, Chairman and CEO